Exhibit 10.2

FOURTH AMENDMENT TO GUARANTEE AND COLLATERAL AGREEMENT

FOURTH AMENDMENT, dated as of January 4, 2016 (this “Amendment”), to the Guarantee and Collateral Agreement, dated as of August 28, 2002 (as amended, modified or supplemented from time to time, the “Guarantee and Collateral Agreement”), made by each of the signatories thereto (together with any other entity that may become a party thereto as provided therein, the “Grantors”), in favor of JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions or entities (the “Lenders”) from time to time parties to the Fifth Amended and Restated Credit Agreement (as hereinafter defined).

WHEREAS, concurrently with the execution of this Amendment, CONMED Corporation (the “Parent Borrower”), the Foreign Subsidiary Borrower party thereto, the Lenders and the Administrative Agent are entering into an Fifth Amended and Restated Credit Agreement, dated as of January 4, 2016 (as amended, supplemented or otherwise modified from time to time, the “Fifth Amended and Restated Credit Agreement”).

WHEREAS, (i) pursuant to the Guarantee and Collateral Agreement, the Grantors (other than the Parent Borrower) have guaranteed the Borrower Obligations with respect to the Parent Borrower, (ii) the Parent Borrower has guaranteed the Borrower Obligations with respect to the Foreign Subsidiary Borrowers and (iii) as collateral security for their respective obligations under the Loan Documents, the Grantors have granted to the Administrative Agent a security interest in the Collateral described in the Security Documents; and

WHEREAS, it is a condition precedent to the obligation of the Lenders to continue or make any extensions of credit to the Borrowers under the Fifth Amended and Restated Credit Agreement that the parties hereto shall have executed and delivered this Amendment;

NOW THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree as follows:

SECTION 1. DEFINED TERMS. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Fifth Amended and Restated Credit Agreement or the Guarantee and Collateral Agreement, as applicable.

SECTION 2. AMENDMENTS.

2.1 Amendments to Section 1 of the Guarantee and Collateral Agreement.

(a) The definition of “Foreign Subsidiary Borrowers” shall be amended by replacing the reference to Section 2.22 of the Credit Agreement with a reference to Section 2.25 of the Credit Agreement.

(b) The definition of “Borrower Obligations” shall be amended by inserting the following immediately prior to the “.” at the end thereof:

provided, however, that for purposes of determining any Guarantor Obligations of any Guarantor under this Agreement, the definition of “Borrower Obligations” shall not create any guarantee by any Guarantor of any Excluded Swap Obligations of such Guarantor

(c) The following definition shall be inserted into Section 1 in appropriate alphabetical order:

“Qualified Keepwell Provider”: in respect of any Swap Obligation, each Guarantor that, at all times during the Swap Guarantee Eligibility Period, has total assets exceeding $10,000,000 or otherwise constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” with respect to such Swap Obligation at such time by entering into a keepwell or guarantee pursuant to Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

(d) The following definition shall be inserted into Section 1 in appropriate alphabetical order:

“Swap Guarantee Eligibility Period”: with respect to a guarantor and the relevant Swap Obligation, the period from and including the date on which the relevant guarantee (or grant of the relevant security interest, as applicable) becomes effective with respect to such Swap Obligation until the date on which such guarantee (or grant of the relevant security interest, if applicable) is no longer in effect. For the avoidance of doubt, the Swap Guarantee Eligibility Period shall commence on the date of the execution of a Swap if the corresponding guarantee (or grant of security interest, as applicable) is then in effect, otherwise it shall commerce on the date of execution and delivery of the relevant guarantee (or grant of security interest, as applicable) unless the guarantee (or relevant collateral agreement or pledge documentation, as applicable) specifies a subsequent effective date.

2.2 Amendments to Section 2 of the Guarantee and Collateral Agreement.

(a) Section 2.1 shall be amended by inserting “(other than, with respect to any Guarantor, any Excluded Swap Obligations of such Guarantor)” immediately prior to the “.” at the end thereof.

(b) The following new Section 2.8 shall be inserted into Section 2:

2.8 Keepwell. Each Qualified Keepwell Provider hereby jointly and severally absolutely, unconditionally, and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor for such Guarantor to qualify as an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder at any time during the Swap Guarantee Eligibility Period in respect of any Swap Obligation (provided, however, that each Qualified Keepwell Provider shall only be liable under this Section 2.8 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 2.8, or otherwise under any relevant guarantee, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified Keepwell Provider under this Section 2.8 shall remain in full force and effect until such time as the Loans, the Reimbursement Obligations and the other Obligations (other than Obligations in respect of Swap Agreements) shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding. Each Qualified Keepwell Provider intends that this Section 2.8 constitute, and this Section 2.8 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

2.3 Amendments to Section 6 of the Guarantee and Collateral Agreement.

(a) Section 6.5 shall be amended by inserting the following sentence at the end thereof:

For the avoidance of doubt, notwithstanding the foregoing, no amounts received from any Guarantor shall be applied to any Excluded Swap Obligations of such Guarantor.

2.4 Amendments to Section 8 of the Guarantee and Collateral Agreement.

(a) Section 8.6 shall be amended by inserting the following immediately prior to the “.” at the end of the second sentence thereof:

; provided, further, that, for the avoidance of doubt, to the extent prohibited by applicable law as described in the definition of “Excluded Swap Obligation,” no amounts received from, or set off with respect to, any Guarantor shall be applied to any Excluded Swap Obligations of such Guarantor.

SECTION 3. ACKNOWLEDGEMENT AND REAFFIRMATION.

3.1 Acknowledgment of Fifth Amended and Restated Credit Agreement. Each of the Grantors hereby acknowledges and consents to the Fifth Amended and Restated Credit Agreement, and further acknowledges and agrees that the Obligations under the Fifth Amended and Restated Credit Agreement may be increased and that the Obligations thereunder and under the other Loan Documents remain in full force and effect as of the date hereof. Each Grantor hereby agrees that each reference to the “Credit Agreement” in the Guarantee and Collateral Agreement and the other Loan Documents shall be deemed to be a reference to the Fifth Amended and Restated Credit Agreement. Each Grantor hereby (a) confirms and agrees that its liabilities under the Loan Documents are, and shall continue to be, in full force and effect and are hereby confirmed and ratified in all respects; (b) confirms and acknowledges that it is validly and justly indebted to the Administrative Agent and the Lenders for the payment of all of the obligations which it has guaranteed, without offset, defense, cause of action or counterclaim of any kind or nature whatsoever; (c) reaffirms and admits the validity and enforceability of the Fifth Amended and Restated Credit Agreement, the Loan Documents to which it is a party and Liens in the Collateral which were granted by it pursuant to any of the Loan Documents or otherwise and (d) confirms such liens have the same perfected status and priority as existed immediately prior to the effectiveness of the Fifth Amended and Restated Credit Agreement, after giving effect to the amendment and restatement of the Previous Credit Agreement.

SECTION 4. MISCELLANEOUS.

4.1 Conditions to Effectiveness. This Amendment shall become effective on the date (the “Amendment Effective Date”) on which the Administrative Agent shall have received this Amendment, executed and delivered by itself under the Guarantee and Collateral Agreement, and a duly authorized officer of each of the Grantors.

4.2 Representation and Warranties. After giving effect to the amendments contained herein, on the Amendment Effective Date, each Grantor hereby confirms that the representations and warranties set forth in Section 4 of the Guarantee and Collateral Agreement are true and correct in all material respects and that no Default or Event of Default (as each of these terms are defined in the Fifth Amended and Restated Credit Agreement) shall have occurred and be continuing as of the Amendment Effective Date after giving effect to this Amendment.

4.3 Continuing Effect; No Other Waivers or Amendments. This Amendment shall not constitute an amendment or waiver of or consent to any provision of the Guarantee and Collateral Agreement and the other Loan Documents not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any action on the part of the Borrowers that would require an amendment, waiver or consent of the Administrative Agent or the Lenders except as expressly stated herein. Except as expressly amended hereby, the provisions of the Guarantee and Collateral Agreement and the other Loan Documents are and shall remain in full force and effect in accordance with their terms.

4.4 Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile or other electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

4.5 Headings. Section headings used in this Amendment are for convenience of reference only and are not to affect the construction of or be taken into consideration in the interpretation hereof.

4.6 GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

CONMED CORPORATION

By:	/s/ Luke A. Pomilio
Name: Luke A. Pomilio
Title: EVP-Finance, Chief Financial Officer

ASPEN LABORATORIES INC.

By:	/s/ Luke A. Pomilio
Name: Luke A. Pomilio
Title: EVP-Finance, Chief Financial Officer

LINVATEC CORPORATION

By:	/s/ Daniel S. Jonas
Name: Daniel S. Jonas
Title: EVP-Legal Affairs, General Counsel

VIKING SYSTEMS, INC.

By:	/s/ Daniel S. Jonas
Name: Daniel S. Jonas
Title: EVP-Legal Affairs, General Counsel

[Signature Page to Fourth Amendment to Guarantee and Collateral Agreement]

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ Jean Lamardo
Name: Jean Lamardo
Title: Senior Underwriter

[Signature Page to Fourth Amendment to Guarantee and Collateral Agreement]